
                                              Thirteen Weeks Ended                     Twenty-Six Weeks Ended
                                       December 26,         December 27,         December 26,         December 27,
                                           1997                 1996                 1997                 1996
                                       ------------         ------------         ------------         ------------
                                                         (000's omitted, except per share data)

Basic:

Weighted average shares outstanding        9,106                9,148                9,136                9,143

                                       ------------         ------------         ------------         ------------
Total                                      9,106                9,148                9,136                9,143


Income from continuing operations      $   1,882            $   1,586            $   3,263            $   3,467
Gain from discontinued operations             16                    0                  304                    0
                                       ------------         ------------         ------------         ------------
Net income                             $   1,898            $   1,586            $   3,567            $   3,467
                                       ============         ============         ============         ============

Net income per share
  Continuing operations                $    0.21            $    0.17            $    0.36            $     0.38
  Discontinued operations                   0.00                 0.00                 0.03                  0.00
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.21            $    0.17            $    0.39            $     0.38
                                       ============         ============         ============         ============


Diluted:

Weighted average shares outstanding        9,106                9,148                9,136                9,143

Weighted average common stock
  equivalents                                192                  288                  211                  228
                                       ------------         ------------         ------------         ------------
Total                                      9,298                9,436                9,347                9,371

Income from continuing operations      $   1,882            $   1,586            $   3,263            $   3,467
Gain from discontinued operations             16                    0                  304                    0
                                       ------------         ------------         ------------         ------------
Net income                             $   1,898            $   1,586            $   3,567            $   3,467
                                       ============         ============         ============         ============

Net income per share
  Continuing operations                $    0.20            $    0.17            $    0.35            $    0.37
  Discontinued operations                   0.00                 0.00                 0.03                 0.00
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.20            $    0.17            $    0.38            $    0.37
                                       ============         ============         ============         ============

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